As filed with the Securities and Exchange Commission on August 10, 2005

Registration No. 333-114414

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVOCENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	4991 Corporate Drive Huntsville, Alabama 35805 (256) 430-4000	91-2032368
(State of incorporation)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

2003 Inducement Plan OSA Technologies, Inc. 2000 Stock Plan
(Full title of the plan)

Samuel F. Saracino, Esq. Executive Vice President of Legal and Corporate Affairs, General Counsel, and Secretary 9911 Willows Road N.E. Redmond, Washington 98052 (425) 861-5858
(Name, address, and telephone number of agent for service)

Copy to:
Patrick J. Schultheis, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 (206) 882-2500

A portion of the offering contemplated by this Registration is terminated.  Pursuant to the undertakings contained in Item 9 of the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to deregister (a) 78,371 shares originally registered by the Registration Statement for issuance pursuant to the Avocent Corporation 2003 Inducement Plan and (b) 146,392 shares originally registered by the Registration Statement for issuance pursuant to the OSA Technologies, Inc. 2000 Stock Plan that remained unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on August 9, 2005.

AVOCENT CORPORATION

By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Executive Vice President of Legal and Corporate Affairs, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John R. Cooper	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 9, 2005
John R. Cooper

/s/ Edward H. Blankenship	Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary (Principal Financial Officer	August 9, 2005
Edward H. Blankenship	and Principal Accounting Officer)

*	Director	August 9, 2005
Harold D. Copperman

*	Director	August 9, 2005
Francis A. Dramis, Jr.

*	Director	August 9, 2005
Edwin L. Harper

*	Director	August 9, 2005
William H. McAleer

*	Director	August 9, 2005
Stephen F. Thornton

*	Director	August 9, 2005
David P. Vieau

*			President and Director	August 9, 2005
Doyle C. Weeks

*	By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Attorney-in-Fact